Filed Pursuant to Rule 424(b)(3)
Registration No. 333-175989

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 5 DATED AUGUST 3, 2015

TO THE PROSPECTUS DATED MARCH 12, 2015

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated March 12, 2015, as supplemented by Supplement No. 1, dated May 13, 2015, Supplement No. 2, dated June 1, 2015, Supplement No.3, dated July 1, 2015, and Supplement No. 4, dated July 7, 2015 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. The purpose of this Supplement is to disclose the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from July 1 through July 31, 2015, for each of our classes of common stock.

Monthly Pricing Information (unaudited)

Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from July 1 through July 31, 2015.

Date	NAV per Share

	Class E	Class A	Class W	Class I
July 1, 2015	$7.37	$7.37	$7.37	$7.37
July 2, 2015	$7.36	$7.36	$7.36	$7.36
July 6, 2015	$7.36	$7.36	$7.36	$7.36
July 7, 2015	$7.36	$7.36	$7.36	$7.36
July 8, 2015	$7.36	$7.36	$7.36	$7.36
July 9, 2015	$7.36	$7.36	$7.36	$7.36
July 10, 2015	$7.37	$7.37	$7.37	$7.37
July 13, 2015	$7.37	$7.37	$7.37	$7.37
July 14, 2015	$7.37	$7.37	$7.37	$7.37
July 15, 2015	$7.37	$7.37	$7.37	$7.37
July 16, 2015	$7.37	$7.37	$7.37	$7.37
July 17, 2015	$7.37	$7.37	$7.37	$7.37
July 20, 2015	$7.37	$7.37	$7.37	$7.37
July 21, 2015	$7.39	$7.39	$7.39	$7.39
July 22, 2015	$7.39	$7.39	$7.39	$7.39
July 23, 2015	$7.39	$7.39	$7.39	$7.39
July 24, 2015	$7.39	$7.39	$7.39	$7.39
July 27, 2015	$7.39	$7.39	$7.39	$7.39
July 28, 2015	$7.38	$7.38	$7.38	$7.38
July 29, 2015	$7.38	$7.38	$7.38	$7.38
July 30, 2015	$7.38	$7.38	$7.38	$7.38
July 31, 2015	$7.38	$7.38	$7.38	$7.38

On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.